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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INSIGNIA SOLUTIONS plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 6, 2003

To Our Shareholders:

        You are cordially invited to attend the 2003 Annual General Meeting of Shareholders of Insignia Solutions plc to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Wednesday, November 5, 2003, at 10:00 a.m., local time.

        The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual General Meeting and Proxy Statement.

        It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

        The proxy card should be returned to the offices of Insignia Solutions plc at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, not later than 10:00 a.m. on Monday, November 3, 2003, being 48 hours prior to the time fixed for the Annual General Meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

        The transfer books of Insignia Solutions plc will not be closed prior to the meeting but, pursuant to appropriate action by the Board of Directors, the record date for determination of the shareholders entitled to notice of the meeting is September 23, 2003.

        The Notice, Proxy Statement and Proxy Card enclosed herewith are sent to you by order of the Board of Directors.

Sincerely,

Mark E. McMillan Chief Executive Officer

INSIGNIA SOLUTIONS PLC

NOTICE OF ANNUAL GENERAL MEETING

        NOTICE IS HEREBY GIVEN that the Annual General Meeting of Insignia Solutions plc ("Insignia" or the "Company") will be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Wednesday, November 5, 2003 at 10:00 a.m., local time, to transact the following business:

ORDINARY BUSINESS

        1.     To receive the U.K. statutory accounts of Insignia for the year ended December 31, 2002, together with the Directors' and Auditors' reports thereon. The shareholders of the Company need not vote on this transaction.

        2.     To receive and approve the Directors' remuneration report.

        3.     To elect as a director Mark E. McMillan

        4.     To re-elect as a director Richard M. Noling.

        5.     To transact any other ordinary business of Insignia.

SPECIAL BUSINESS

        6.     To appoint MacIntyre Hudson, in the place of the retiring auditors PricewaterhouseCoopers LLP, as the U.K. statutory auditors and independent accountants of the Company, to hold office until the conclusion of the Company's next annual general meeting at which accounts are laid before the Company, and to authorize the Board of Directors of the Company to determine their remuneration.

BY ORDER OF THE BOARD

Mark E. McMillan Chief Executive Officer

Dated October 6, 2003

Registered Office:
Insignia House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

        THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT INSIGNIA HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH, UNITED KINGDOM, NOT LATER THAN 10:00 a.m. ON MONDAY, NOVEMBER 3, 2003, BEING 48 HOURS PRIOR TO THE TIME FIXED FOR THE ANNUAL GENERAL MEETING.

NOTES

1.
A member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a shareholder of Insignia. Completion and return of a form of proxy will not prevent a member from attending and voting at the meeting.

2.
There are available for inspection at the registered office of Insignia during usual business hours on any weekday (Saturdays and public holidays excepted), and, at the place of the Annual General Meeting, from at least fifteen minutes prior to and until the conclusion of the Annual General Meeting:

(a)
copies of the directors' service agreements with Insignia or any of its subsidiaries other than those agreements expiring or determinable by the employing company without payment of compensation within one year; and

(b)
the Register of Directors' Interests.

INSIGNIA SOLUTIONS PLC
Insignia House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH

United Kingdom

PROXY STATEMENT

October 6, 2003

        This Proxy Statement is for holders of ordinary shares of 20p each and holders of American depositary shares ("ADSs") evidenced by American depositary receipts of Insignia Solutions plc ("Insignia"), a company organized under the laws of England and Wales. This proxy statement is furnished by the Board of Directors of Insignia (the "Board") in connection with the solicitation of specific voting instructions from holders of ADSs and proxies from holders of ordinary shares for voting at the Annual General Meeting of Insignia to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Wednesday, November 5, 2003 at 10:00 a.m., local time. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the person or persons appointed as proxy will vote or abstain from voting, at their discretion.

        At May 30, 2003, Insignia had 20,088,709 ordinary shares outstanding and entitled to vote, of which approximately 95.9% were held in the form of ADSs. Each ADS represents one ordinary share. A minimum of two persons holding together not less than one-third of the ordinary shares in issue will constitute a quorum for the transaction of business at the meeting. This proxy statement and the accompanying form of Proxy were first mailed to shareholders on or about October 6, 2003. Attached, beginning at page F-1 of this proxy statement, is Insignia's U.K. Statutory Directors' Report and Accounts for the year ended December 31, 2002 prepared in compliance with the U.K. Companies Act 1985 (the "Act"). In addition, the 2002 Annual Report and Form 10-K is enclosed with this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Holders of ordinary shares entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a shareholder of Insignia. Voting will be by a poll on all the resolutions to be considered. Holders of Insignia's ordinary shares are entitled to one vote for each ordinary share held. Shares may not be voted cumulatively.

        Proposals 2, 3, 4 and 6 in the notice are ordinary resolutions. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the meeting. Insignia will tabulate all votes and will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted in determining the votes. A form of proxy is enclosed which, to be effective, must be signed, dated and deposited at the Registered Office of Insignia (Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH) not less than 48 hours before the time of the meeting, together with the power of attorney or other authority (if any) under which it is signed. Holders of ADSs should complete and return the voting instruction form provided to them in accordance with the instructions contained therein, so that it is received on or before Wednesday, November 5, 2003. The close of business on September 23, 2003 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York, as depositary.

        Insignia will pay the expenses of soliciting proxies and voting instructions. Following the original mailing of the proxies and other soliciting materials, Insignia and/or its agents may also solicit proxies and voting instructions by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Insignia will request that brokers, custodians, nominees, The Bank of New York, as depositary, and other record holders of Insignia's ordinary shares or ADSs forward copies of the proxies and other soliciting materials to persons for whom they hold ordinary shares or ADSs and request authority for the exercise of proxies and/or voting instructions. In such cases, Insignia, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it any time prior to one hour before the commencement of the meeting by written instrument delivered to Insignia stating that the proxy is revoked, by attendance at the meeting and voting in person or by duly filing a replacement proxy. Please note, however, that if a person's shares are held of record by a broker, bank or other nominee and that person wishes to vote at the meeting, the person concerned should ensure that the broker, bank or other nominee duly appoints such person as its proxy in order that he or she may do so.

PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS' REPORT AND ACCOUNTS

        At the meeting, shareholders will receive the U.K. statutory accounts of Insignia in respect of the financial year ended December 31, 2002, together with Directors' and Auditors' reports relating to those accounts. It is a U.K. legal requirement that the accounts and the reports are laid before the shareholders of Insignia in general meeting. The accounts will be approved and signed on behalf of the Board of Directors and delivered to Companies House in the U.K. Shareholders are not being asked to vote on this proposal. The U.K. statutory Directors' Report and Accounts are attached hereto beginning on page F-1.

PROPOSAL 2: DIRECTORS' REMUNERATION REPORT

        At the meeting, shareholders will receive the Directors' remuneration report in respect of the financial year ended December 31, 2002. It is a U.K. legal requirement that the remuneration report is approved by the Board of Directors and laid before the shareholders of Insignia in general meeting. Shareholders will be asked to vote on the resolution approving the remuneration report for the financial year. The report will be delivered to Companies House in the U.K.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSALS 3 AND 4: ELECTION AND RE-ELECTION OF DIRECTORS

        At the meeting, shareholders will consider the election of Mark E. McMillan, who was appointed as a director of Insignia during the year since the last annual general meeting. Shareholders will also consider the re-election of Richard M. Noling who retired by rotation.

        Insignia's Articles of Association stipulate that the minimum number of directors is two, but do not set any maximum number. Directors may be elected by the shareholders, or appointed by the Board, and remain in office until they resign or are removed by the shareholders. In addition, at each Annual General Meeting the third of the directors who have been in office longest since their last election, as well as any directors appointed by the Board during the preceding year, are required to resign and are then considered for re-election, assuming they wish to stand for re-election. Of the current directors, Nicholas, Viscount Bearsted and Vincent S. Pino will be considered for re-election in

2004, assuming no additional directors are appointed by the Board during the year. In the election of directors, each shareholder is entitled on a poll to one vote for each ordinary share held. Shares may not be voted cumulatively.

Directors/Nominees

        The names of the nominees and the other directors of Insignia, and other information about them as of February 28, 2003, are set forth below:

Name of Nominee or Director	Age	Principal Occupation	Director Since
Nominees
Nicholas, Viscount Bearsted(2)	53	Chairman of the Board of Insignia	1988
David G. Frodsham(2)	46	Chief Executive Officer of Argo Interactive Group	1999
Mark E. McMillan	39	Chief Executive Officer and President of Insignia	2003
Directors
John C. Fogelin(1)	37	Former Vice President and General Manager, Wind River Embedded Technologies Business Unit, Chief Technical Officer	2001
Richard M. Noling	54	Former Chief Executive Officer of Insignia	1997
Vincent S. Pino(1)(2)	54	Retired President of Alliance Imaging	1998

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

        Mark E. McMillan was named Chief Executive Officer and a director of Insignia in February 2003. Mr. McMillan joined Insignia in November 1999 as Senior Vice President of Worldwide Sales and Marketing, was promoted to Executive Vice President of Worldwide Sales and Marketing in May, 2000 and Chief Operating Officer in October 2000. Mr. McMillan was promoted to President in July 2001. Before joining Insignia, Mr. McMillan served as Vice President of Sales, Internet Division, for Phoenix Technologies Ltd. Prior to that, Mr. McMillan served as Phoenix's Vice President and General Manager of North American Operations. Before joining Phoenix, he was founder, CEO and general partner of Vision Technologies, LLC, a manufacturer of segment-zero personal computers. Prior to that, Mr. McMillan co-founded and served as President of Softworks Development Corporation, a regional distributor of PC components that he sold in 1991.

        Nicholas, Viscount Bearsted has served as Chairman of the Board of Directors of the Company since March 1997 and as a director of the Company since January 1988. He also served as Chairman of the Board from January 1988 to March 1995, and he was the Company's Chief Executive Officer from September 1988 until September 1993. From May 1999 to July 2000 he also served as Chief Executive Officer of Airpad Ltd., a company based in the United Kingdom that developed and manufactured peripheral products for the games console and personal computer market. From January 1996 to May 1996, he served as Chief Executive Officer and a director, and from April 1994 to January 1996, as Deputy Chief Executive Officer and a director, of Hulton Deutsch Collection Ltd., a photographic content provider. He founded Alliance Imaging Inc. in 1984 and served as a senior executive until 1987 and as a director until 1988. Since 1980, he has been a corporate and computer consultant. He received a Bachelors degree in chemistry from Oxford University in 1972. He also serves as a Director of Mayborn Group plc.

        David G. Frodsham was appointed a director of the Company in August 1999. He currently serves as Chief Executive Officer of Argo Interactive Group plc, a British software company specializing in device intelligence from the wireless internet. Previously he was Chief Operating Officer with Phoenix Technologies Ltd from 1998 through 1999. At Phoenix, he was the General Manager Europe from 1994 to 1996, Vice President and General Manager, PC Division during 1997, and Senior Vice President Products Division from 1997 to 1998. Prior to that he founded and was CEO for Distributed Information Processing Research Ltd., involving software design for the handheld/palmtop market. Before that he was International Business Manager with Psion PLC, and also held technical and marketing positions with SEL and Zeneca. He received a B. Sc. from Kings College, London and an MBA from INSEAD in France.

        John C. Fogelin was appointed a director of the Company in January, 2001. He currently serves as a Wind River Fellow. Previously he was Vice President and General Manager of Wind River Embedded Technologies Business Unit, Chief Technical Officer. Prior to Wind River Systems, Mr. Fogelin designed hardware for embedded applications used in devices ranging from biomedical equipment to arcade games.

        Richard M. Noling has served as a director of the Company since March 1997. He was Insignia's Chief Executive Officer from March 1997 to February 2003 and President from March 1997 to July 2001. He also served as Chief Financial Officer, Senior Vice President of Finance and Operations and Company Secretary between April 19, 1996 and October 1, 1997 and Chief Operations Officer between February and March 1997. From August 1995 to February 1996, Mr. Noling was Vice President and Chief Financial Officer at Fast Multimedia, Inc., a German-based computer software and hardware developer. From November 1994 to August 1995, he was Chief Financial Officer for DocuMagix Inc., a personal paper management software company. From June 1991 to October 1994, Mr. Noling served as Senior Vice President and Chief Financial Officer for Gupta Corporation. He received a Bachelor of Arts degree in aerospace and mechanical engineering science from the University of California (San Diego) in 1970. He received an M.A. degree in theology from the Fuller Theological Seminary in 1972, and an M.S. degree in business administration in 1979 from the University of California (Irvine).

        Vincent S. Pino was appointed a director of the Company in October 1998. He served as President of Alliance Imaging, Inc. since February 1998, and retired in November 2000. Alliance Imaging is a provider of diagnostic imaging and therapeutic services. Mr. Pino began his association with Alliance in 1988 as Chief Financial Officer. From 1991 through 1993 Mr. Pino held the position of Executive Vice President and Chief Financial Officer. From 1986 to 1988, Mr. Pino was President of Pacific Capital, where he provided financial consulting services to corporations and publicly registered real estate limited partnerships. Prior to joining Pacific Capital, Mr. Pino held executive staff positions with Petrolane Incorporated, a diversified services company. Mr. Pino received an MBA and a B.S. degree in finance from the University of Southern California in 1972 and 1970, respectively.

Board Meetings and Committees

        The Board met eleven times, including telephone conference meetings, during 2002. Two directors, Vincent S. Pino and John C. Fogelin, attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

        Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

        Nicholas, Viscount Bearsted, Mr. Frodsham and Mr. Pino are the current members of the Audit Committee, which met four times during 2002. The Audit Committee meets with Insignia's independent accountants to review the adequacy of Insignia's internal control systems and financial reporting procedures; reviews the general scope of Insignia's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by Insignia's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of Insignia and Insignia, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which Insignia's shares may be listed.

        Mr. Pino and Mr. Fogelin are the current members of the Compensation Committee, which met once during 2002. The Compensation Committee recommends compensation for officers and employees of Insignia, grants options under Insignia's employee option plans (other than grants to non-officers of options pursuant to guidelines established by the Board, which may be made by Nicholas, Viscount Bearsted, Insignia's Chairman, and Mark E. McMillan, Insignia's Chief Executive Officer) and reviews and recommends adoption of and amendments to share option and employee benefit plans.

Director Compensation

        Insignia pays each outside director $1,000 for every regular meeting attended, $2,500 per quarter of service on the Board, $500 per quarter for service on each committee, plus $500 for each committee meeting attended, and reimburses outside directors for reasonable expenses in attending meetings of the Board. The Chairman of the Board receives an additional $1,500 per quarter. Effective October 1, 2001 the aforementioned quarterly payments were reduced by 10%. The reduction was cancelled in April 2002 and reverted back to the original rates. In addition, each new outside director is granted an option to purchase 15,000 shares and each outside director is granted an option to purchase 5,000 shares annually for so long as he serves as an outside director.

        With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of Insignia, entered into a Consulting Agreement with Insignia whereby he acts as consultant to Insignia providing advice and assistance as the Board may from time to time request. The agreement was amended April 20, 1998 and deleted his commitment to provide services to the Company and the Company's commitment to pay him a minimum amount. He has agreed to remain available to perform services as requested by the Company. The agreement is terminable by either party upon six month's advance written notice and by Insignia for cause at any time. In the event of any business combination resulting in a change of control of Insignia or in the event of disposal of a majority of the assets of Insignia, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six weeks' consultancy fees.

        For information concerning the compensation of Mr. McMillan and Mr. Noling, see "Executive Compensation."

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 3 AND 4

PROPOSAL 6: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Insignia has selected MacIntyre Hudson as its U.K. statutory auditors and independent accountants to perform the audit of Insignia's financial statements for 2003. The shareholders are being asked to appoint MacIntyre Hudson to hold office until the conclusion of the Company's next annual general meeting at which accounts are laid before the Company and to authorize the Board of Directors of the Company to determine their remuneration. Representatives of MacIntyre Hudson are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions. PricewaterhouseCoopers,

LLP served as Insignia's U.K. statutory auditors and independent accountants to perform the audit of Insignia's financial statements for the fiscal year ended December 31, 2002.

        If Proposal 6 is passed by a majority of the shareholder votes cast at the meeting, the following ordinary resolution will be approved: "THAT MacIntyre Hudson be appointed, in the place of retiring auditors PricewaterhouseCoopers LLP, as U.K. statutory auditors of the Company to hold office until the conclusion of the next general meeting at which accounts are laid before the company and THAT the directors be authorized to fix their remuneration."

AUDIT COMMITTEE REPORT

        The Audit Committee of the Company's Board of Directors (the "Audit Committee") consists of three (3) non-employee directors, Nicholas, Viscount Bearsted, Vincent S. Pino and David Frodsham, each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

        The Audit Committee operates under a written charter adopted by the Board in 2001. Among its other functions, the Audit Committee recommends to the Board, subject to shareholder ratification, the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and over see these processes.

        In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

        The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence. The Audit Committee concluded after due consideration that the non-audit services provided by the independent accountants were compatible with maintaining independence.

        Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit committee, the Audit Committee recommends that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Company's Board of Directors:

Nicholas, Viscount Bearsted, Vincent S. Pino, and David Frodsham.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

        For the fiscal year ended December 31, 2002, PricewaterhouseCoopers LLP, our independent auditor and principal accountant, billed the approximate fees set forth below.

	2002	2001
Audit Fees:	$184,000	$234,000
Financial Information Systems Design and Implementation Fees:	$0	$0
All other Fees:	$148,000	$134.000

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 28, 2003, with respect to the beneficial ownership of the Company's Ordinary Shares by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Ordinary Shares, (ii) each director, (iii) each Named Officer, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Nicholas, Viscount Bearsted(2)	732,946	3.6%
Richard M. Noling(3)	598,548	2.9%
Mark E. McMillan(4)	374,000	1.8%
Peter Baldwin(5)	318,600	1.6%
George Buchan(6)	282,075	1.4%
Vincent S. Pino(7)	244,332	1.2%
David G. Frodsham(8)	77,400	*
John C. Fogelin(9)	26,000	*
Peter Bernard(10)	17,500	*
All directors and executive officers as a group (9 persons)(11)	2,671,401	12.2%

*
Less than 1%

(1)
Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options that are currently exercisable or exercisable within 60 days of February 28, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 96,000 shares subject to options that were exercisable within 60 days of February 28, 2003. Nicholas, Viscount Bearsted is Chairman of the Board of Insignia.

(3)
Includes 584,550 shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. Noling is the former President and Chief Executive Officer, and currently serves a director of Insignia.

(4)
Includes 372,000 shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. McMillan is President and Chief Executive Officer of Insignia.

(5)
Represents shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. Baldwin served as Executive Vice President, Operations from September 17, 2001 to February 14, 2003.

(6)
Includes 261,813 shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. Buchan is Senior Vice President of Engineering and UK General Manager of Insignia.

(7)
Includes 34,126 shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. Pino is a director of Insignia.

(8)
Includes 36,000 shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. Frodsham is a director of Insignia.

(9)
Represents shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. Fogelin is a director of Insignia.

(10)
Represents shares subject to options that were exercisable within 60 days of February 28, 2003. Mr. Bernard is Vice President of Product Marketing.

(11)
Includes the shares indicated as included in footnotes (4) through (10).

EXECUTIVE COMPENSATION

        The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of 2002, 2001 and 2000 by the Company's Chief Executive Officer and each of the Company's four most highly compensated officers who were serving as executive officers at the end of 2002, as well as one former Chief Financial Officer who left the Company during 2002 (the "Named Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)
Richard M. Noling(3) Former Chief Executive Officer, Former Acting Chief Financial Officer and Former Company Secretary	2002 2001 2000	235,886 232,708 241,032	— 50,568 103,403	— — —		— 139,000 20,000	— 900 1,080
Mark E. McMillan(4) President and Chief Executive Officer	2002 2001 2000	223,683 217,708 179,032	— 20,092 80,121	— — —		50,000 134,500 175,000	1,080 1,080 1,080
George Buchan Senior Vice President of Engineering and UK General Manager	2002 2001 2000	166,723 164,515 160,387	— 32,329 62,845	19,635 19,206 20,163	(5) (5) (5)	25,000 99,000 —	17,181 16,805 16,039
Peter Baldwin(6) Former Executive Vice President, Operations	2002	280,495	—	—		175,000	810
Peter Bernard(7) Vice President, Product Marketing	2002	140,228	40,000	—		25,000	810
Albert J. Wood(8) Former Chief Financial Officer, former Company Secretary and former Senior Vice President	2002 2001	209,898 149,679	— 30,615	— —		50,000 155,000	900 540

(1)
Bonuses paid to the executive officers are based on a target bonus set for each officer each quarter, adjusted by Insignia's operating results over plan and the executive officer's performance against quarterly qualitative goals. All executive officer bonuses are at the discretion of the Compensation Committee of the Board.

(2)
Represents Insignia contributions to defined contribution employee benefit plans.

(3)
Mr Noling joined Insignia in March 1996. His last day with Insignia was February 17, 2003.

(4)
Mr. McMillan joined Insignia in November 1999 as Senior Vice President of Worldwide Sales and Marketing. He was appointed Executive Vice President of Worldwide Sales and Marketing in April 2000, and Chief Operating Officer in October 2000. Mr. McMillan was appointed President of Insignia in July, 2001, and Chief Executive Officer in February, 2003.

(5)
Represents the payment of a Company car allowance

(6)
Mr. Baldwin joined Insignia in September 2001. His last day with Insignia was February 17, 2003.

(7)
Mr. Bernard joined Insignia in October 2001.

(8)
Mr. Wood joined Insignia in March 2001. His last day with Insignia was October 21, 2002.

        The following table sets forth further information regarding individual grants of rights to purchase Ordinary Shares during 2002 to each of the Named Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises depend upon the future performance of the Ordinary Shares and ADSs. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants in 2002

						Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)
			Percent of Total Options Granted to Employees in 2002
Name				Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Richard M. Noling	—		—	—	—	—	—
Mark E. McMillan	50,000	(2)	10%	$1.34	01/24/12	42,136	106,781
George Buchan	25,000	(2)	5%	$1.34	01/24/12	21,068	53,390
Peter Baldwin	175,000	(2)	34%	$1.70	01/24/12	187,096	474,138
Peter Bernard	25,000	(2)	5%	$2.15	04/23/12	33,803	85,664
Albert J. Wood	50,000	(2)	10%	$1.34	01/24/12	42,136	106,781

(1)
The 5% and 10% assumed annual compound rates of share price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future Ordinary Share or ADS prices.

(2)
These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable at the rate of 2.0833% of the shares for each full month that the optionee renders service to the Company. The option exercise price is equal to the fair market value of the Company's Ordinary Shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

(3)
These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable as to 25% of the shares on the first anniversary of the date of grant and thereafter at the rate of 2.0833% of the shares for each full month that the optionee renders services to the Company. The option exercise price is equal to the fair market value of the Company's Ordinary Shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

(4)
These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable at the rate of 8.3333% of the shares for each full month that the optionee renders service to the Company. The option exercise price is equal to the fair market value of the Company's Ordinary Shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. Upon termination or constructive termination following a change of control of the Company, 25% of options granted will be subject to accelerated vesting subject to a minimum 50% having vested.

        The following table sets forth certain information concerning the exercise of options by each of the Named Officers during 2002, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable rights to acquire shares as of December 31, 2002. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding rights to acquire shares and $0.35 per share, which was the closing price of the ADSs as reported on the Nasdaq SmallCap Market on December 31, 2002.

Aggregated Option Exercises in 2002 and
Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Noling	—	—	574,550	63,750	—	—
Mark E. McMillan	—	—	314,708	194,792	—	—
George Buchan	—	—	253,063	60,938	—	—
Peter Baldwin	—	—	87,417	212,583	—	—
Peter Bernard	—	—	25,417	29,583	—	—
Albert J. Wood	—	—	96,146	108,854	—	—

(1)
"Value Realized" represents the fair market value of the shares underlying the options on the date of exercise less the aggregate exercise price of the options.

(2)
For purposes of the table, all amounts in pounds sterling were converted to U.S. dollars using $1.56 per pound sterling, the exchange rate in effect as of December 31, 2002.

Employment Agreements

        Effective March 25, 1997, Mr. Noling entered into an employment agreement with the Company, which is terminable by either party upon six month's notice and by the Company for cause at any time. In connection with such agreement, Mr. Noling was granted options to purchase (i) 100,000 ordinary shares at an exercise price of $1.969, such options being 100% vested and immediately exercisable, (ii) 100,000 ordinary shares at an exercise price of $1.969, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant and (iii) 200,000 ordinary shares on the day of the 1997 Annual General Meeting, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. The Annual General Meeting was held on May 29, 1997 and the options were granted at an exercise price of $2.375. 100,000 of these options are subject to accelerated vesting and exercisability should the Company meet certain earnings per share ("EPS") targets as follows: (a) 25,000 options are accelerated should the EPS exceed $0.07 for 2 consecutive quarters (b) 37,500 options are accelerated should the EPS exceed $0.14 for 2 consecutive quarters and (c) 37,500 options are accelerated should the EPS exceed $0.21 for 2 consecutive quarters, with a maximum of one early vesting event per quarter. These 100,000 options fully vest upon a takeover or merger of the Company.

        The employment agreement continued through its original term of May 31, 2001, and was automatically extended for an additional year through May 31, 2002. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and the termination or constructive termination of Mr. Noling's employment, Mr. Noling shall receive his then current full salary for a period of twelve months following such termination. In addition he shall be entitled to continued vesting and exercisability of his options for a period of twelve months after termination and shall be entitled to participate in the Company's employee benefits on the same basis as if he were an employee.

        In connection with the termination of Mr. Noling's employment in February 2003, the Company entered into a separation agreement with Mr. Noling pursuant to which the Company has agreed to pay as severance to Mr. Noling his regular monthly base salary for a six-month period, which severance will be reduced to 50% of his base salary in the event that Mr. Noling commences new employment during such period. In the event that the Company is acquired within six months following the date of termination of his employment, the severance period will be extended for an additional six months. All stock options held by Mr. Noling will continue to vest for so long as he continues to serve as a member of the board of directors.

        On February 13, 2001, Insignia entered into a promissory note with Mr. Noling whereby Mr. Noling borrowed $150,000 from the U.S.-based subsidiary of Insignia. The promissory note is due in three equal installments, on each annual anniversary from the date of the note. The note was amended on January 24, 2002 to extend the first and subsequent installments one year. The first installment was due on February 13, 2003. Mr. Noling's employment was terminated with Insignia effective February 14, 2003. The Company forgave, effective March 6, 2003 the balance of the loan, $125,362.50, in lieu of any bonus compensation. In addition, on July 17, 2001, Mr. Noling received an interest free loan of $50,000. The $50,000 loan was repaid in full on September 30, 2001.

        With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of the Company, entered into a Consulting Agreement with the Company whereby he acts as consultant to the Company providing advice and assistance as the Board may from time to time request. The agreement was amended April 20, 1998 and deleted his commitment to provide services to the Company and the Company's commitment to pay him a minimum amount. He has agreed to remain available to perform services as requested by Insignia. The agreement is terminable by either party upon six month's advance written notice and by the Company for cause at any time. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six week's consultancy fees.

        In January 1993, Mr. Buchan entered into an employment agreement with the Company, as amended on March 6, 2001 which may be terminated by either party upon six months' notice and by the Company for cause at any time. The Company entered into a separation agreement with Mr. Buchan effective June 1, 2003. The Company has agreed to pay as severance to Mr. Buchan his regular monthly base salary for a six-month period.

        In October 2002, Mr. Wood entered into a separation agreement and mutual release with Insignia, pursuant to which Mr. Wood is eligible to receive (i) payments equal to four months, base salary (less applicable taxes); (ii) full benefits during the severance period; (iii) further payment contingent upon certain company events; and (iv) continued stock option vesting over the severance period.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: Vincent S. Pino and John Fogelin.

REPORT OF THE COMPENSATION COMMITTEE

        Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee.

General Compensation Policy

        The Compensation Committee acts on behalf of the Board to establish the general compensation policy of Insignia for all employees of Insignia. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of Insignia at or about the beginning of each fiscal year. The Compensation Committee administers Insignia's incentive and equity plans, including the 1995 Stock Option Plan for U.S. Employees, the U.K. Employee Share Option Scheme 1996 and the 1995 Employee Share Purchase Plan.

        The Compensation Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, Insignia's compensation policy, which applies to executive officers and other key employees of Insignia, relates a portion of each individual's total compensation to the company objectives and individual objectives set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive officers of Insignia is contingent on corporate performance and, in the case of executive officers, is also based on the individual officer's performance as measured against personal objectives. Long-term equity incentives for executive officers are effected through the granting of share options. Options generally have value for the executive only if the price of Insignia's shares increases above the fair market value on the grant date and the executive remains in Insignia's employ for the period required for the shares to vest.

        The base salaries, incentive compensation and option grants of the executive officers are determined in part by the Compensation Committee's informal review of data on prevailing compensation practices in technology companies with whom Insignia competes for executive talent and by its evaluation of such information in connection with Insignia's corporate goals. To this end, the Compensation Committee attempted to compare the compensation of Insignia's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, Insignia's executive officers, including the CEO, are each eligible to receive a quarterly cash bonus and option grants.

        In preparing the performance graph for this proxy statement, Insignia used the S&P Computer Software and Services Index as its published line of business index. The compensation practices of most of the companies in such Index were not reviewed by Insignia when the Compensation Committee reviewed the compensation information described above because such companies were determined not to be competitive with Insignia for executive talent.

2002 Executive Compensation

        Base Compensation.    The information described above was presented to the Compensation Committee in January 2002. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 2002 for each executive officer, including the CEO.

        Incentive Compensation.    Cash bonuses are awarded to the extent that an executive officer achieved predetermined individual objectives and Insignia met predetermined objectives set by the Board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those objectives have been satisfied.

        Share Options.    Share options typically have been granted to executive officers when the executive first joins Insignia, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group, the Compensation Committee may, however, grant additional options to executives for other reasons. The number of shares subject to each option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In addition, in 2002, long-term incentives in the form of option grants were considered appropriate because options generally have value only if the price of Insignia's shares increases above the exercise price and the optionee remains in the employ of Insignia for the time required for the options to vest. The options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the ADSs on the date of grant. In 2002, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested, and determined that additional grants should be made in 2002.

        For 2003, the Compensation Committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to Insignia-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives established or to be established for 2003, to Insignia's expected results and to the number of options currently held by the executive officers that remain unvested.

        Company Performance and CEO Compensation.    For 2002, the Compensation Committee recommended no increase be made to Mr. Noling's base salary. After careful review of Insignia's performance as measured against its objectives and the criteria set forth above under the discussion of incentive compensation, the Compensation Committee recommended that bonuses in the aggregate amount of $80,000 be paid to Mr. Noling.

        Compliance with Section 162(m) of the Internal Revenue Code of 1986.    For 2003, Insignia intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1995 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. Insignia does not expect cash compensation for 2003 to be in excess of $1,000,000 nor, therefore, affected by the requirements of Section 162(m).

COMPENSATION COMMITTEE
John Fogelin Vincent S. Pino

COMPANY SHARE PRICE PERFORMANCE

        The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Insignia specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

        The graph below compares the cumulative total shareholder return on the ADSs of Insignia from December 31, 1997 to December 31, 2002 with the cumulative total return on the Nasdaq Stock Market (U.S. only), the S&P 500 and the S&P SmallCap 600 (assuming the investment of $100 in Insignia's ADSs and in each of the indexes on December 31, 1997, and reinvestment of all dividends).

Cumulative Total Return

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Insignia Solutions	100.00	92.76	214.52	220.32	69.57	16.23
S&P 500	100.00	128.58	155.64	141.47	124.66	97.11
S&P SmallCap 600	100.00	140.99	262.00	157.59	125.05	85.83
Nasdaq U.S.	100.00	98.70	110.94	124.03	132.14	112.81

CERTAIN TRANSACTIONS

        On February 13, 2001, the Company entered into a promissory note with Richard M. Noling, Chief Executive Officer of the Company whereby Mr. Noling borrowed $150,000 from the U.S.-based subsidiary of the Company. The promissory note is due in three equal installments, on each annual anniversary from the date of the note. The note was amended on January 24, 2002 to extend the first and subsequent installments one year. The first installment was due on February 13, 2003. Mr. Noling's employment was terminated with the Company effective February 14, 2003. The Company forgave, effective March 6, 2003 the balance of the loan, $125,363, in lieu of any bonus compensation. Interest accrued on the unpaid principal balance at a rate per annum equal to the prime lending rate of interest as listed in the Wall Street Journal plus 1%. Accrued interest is due and payable monthly in arrears on the last calendar day of each month. In addition, on July 17, 2001, Mr. Noling received an interest free loan of $50,000. The $50,000 loan was repaid in full on September 30, 2001.

        The Company recognized revenue of $4,200,000, $4,975,000 and $310,000, respectively, from Phoenix Technologies Ltd. In 2002, 2001 and 2000. The CEO of Phoenix Technologies  Ltd. was also a director of the Company from March 1997 until March 2001.

        In 2002, 2001 and 2000, the Company recognized revenue of $300,000, $330,000, and $2,350,000, respectively, from Wind River Systems, Inc. ("Wind River"). Wind River participated in a private placement of equity in the Company in February 2001 on the same terms as the other three investors in the private placement. Wind River paid the aggregate purchase price of $2,000,000 for 400,000 ordinary shares represented by ADRs and warrants to purchase 200,000 ordinary shares represented by ADRs. In addition, a Vice President of Wind River, John C. Fogelin, was appointed to the Company's Board of Directors in January 2001.

        Since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or holder of more than 5% of the Company's ordinary shares had or will have a direct or indirect material interest other than (i) the transactions described above, (ii) normal compensation arrangements, which are described in the section entitled "Executive Compensation" above, and (iii) the transactions described under "Employment Agreements" in the section entitled "Executive Compensation" above.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at Insignia's 2004 Annual General Meeting must be received by Insignia at its registered office no later than March 2, 2004 to be included in Insignia's Proxy Statement and form of proxy relating to the meeting. This is without prejudice to shareholders' rights under the Act to propose resolutions that may properly be considered at that meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Insignia's directors and officers, and persons who own more than 10% of Insignia's ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Insignia with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Insignia and written representations from the executive officers and directors, Insignia believes that all Section 16(a) filing requirements were met, except as follows: Form 5 for Al Wood, Insignia's former CFO, was filed February 21, 2003; the required filing was February 14, 2003. Form 5 for George Buchan, Senior Vice President of Engineering and UK General Manager, was filed February 19, 2003; the required filing was February 14, 2003. Form 4 for

Nicholas, Viscount Bearsted, retired Chairman of the Board of Insignia was filed February 14, 2003; the required filing was November 1, 2002.

OTHER BUSINESS

        The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

The proxy should be returned to the offices of Insignia at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH United Kingdom, not later than 10:00 a.m. on Monday, November 3, 2003, being 48 hours prior to the time fixed for the Annual General Meeting.

Insignia Solutions PLC And Its Subsidiaries
Registered Number: 1961960
Directors' Report And Financial Statements
For The Year Ended 31 December 2002

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

DIRECTORS' REPORT

For The Year Ended 31 December 2002

        The directors of Insignia Solutions PLC ("the Company") present herewith their report and the audited accounts of the Company and of the Group for the year ended 31 December 2002 in accordance with the format prescribed by the UK Companies Act.

Principal Activities

        The principal activities of the Company and Group are the development, marketing and support of software technologies that implement accelerated virtual machine technology for memory-constrained smart devices.

Review Of Business And Future Developments

        In January 1998, the Company announced its intention to launch a new product line called the Jeode platform, based on the Company's Embedded Virtual Machine ("EVM") technology. The Company also explored new markets that would leverage the Company's 17 years of emulation software development experience. The Jeode platform is the Company's implementation of Sun Microsystems, Inc.'s ("Sun") Java technology tailored for smart devices. It leverages patent-pending intellectual property to provide these resource-constrained devices with high performance, fully-compatible Java applet and application support. The product became available for sale in March 1999. The Jeode platform was the principal product line of the Company in 2002. The Jeode product line revenue model is based on original equipment manufacturer's ("OEMs") and channel partners' customer transactions.

        During 2001, the Company began development of a range of products ("Secure System Provisioning" or "SSP" products) for the mobile handset and wireless carrier industry. These SSP products build on our position as a Virtual Machine ("VM") supplier for manufacturers of mobile devices and allow wireless carriers to build valuable incremental services. These SSP products became available for lab and market trials in early 2003 and is expected to be available for shipment to customers in the second half of 2003.

        The Company has filed applications with the Patent Office of the United Kingdom and the United States for international protection of innovative technologies related to the Jeode and SSP platforms.

        Wireless carriers need to provide rich mobile services on the widest array of devices in order to capitalize on their investment. The Company is investing in carrier-grade server software that leverages the Company's intimate platform knowledge to enable carriers to meet these challenges.

        Total turnover of the Group in 2002 was $7,256,000 (2001: $10,273,000). An operating loss was recorded of $10,609,000 (2001: $11,615,000).

        The Company continues to face significant risks associated with the successful execution of its product strategy. These risks include, but are not limited to, continued technology and product development, introduction and market acceptance of new products, changes in the marketplace, liquidity, competition from existing and new competitors and retention of key personnel.

Post Balance Sheet Events—Sale of Java Virtual Machine Assets

        On February 7, 2003, the Company entered into a $1 million loan agreement with esmertec AG ("esmertec"). The loan was made in two installments of $500,000 each on February 13, 2003 and February 26, 2003. The rate of interest on each loan is at prime plus two percent. Accrued interest is due on the last day of each month. The principal and any outstanding accrued interest is due on or before February 3, 2004.

        On March 5, 2003, the Company entered into several other agreements (the "Agreements") with esmertec including a definitive agreement to sell certain assets relating to our Java Virtual Machine (JVM) line of business in exchange for $3.5 million payable in installments. Payments under the agreement would be $800,000 on April 18, 2003, $800,000 on July 23, 2003, $800,000 on October 15, 2003, $800,000 on January 15, 2004 and $300,000 on April 15, 2004. The assets primarily included the fixed assets, customer agreements and employees related to this operation. The transaction closed on April 24, 2003. Under the terms of the Agreements, esmertec will also become the exclusive master distributor of the JVM technology in exchange for $3.4 million in minimum guaranteed royalties through June 30, 2004 at which time, the JVM technology rights will transfer to esmertec.

        In addition, the Company can earn up to an additional $4.0 million over the next three years based on a percentage of esmertec's future sales of the JVM product. Additionally, the parties have entered into a cooperative agreement to promote Insignia's SSP software product to esmertec's mobile platform customers. The agreement provides for esmertec to manage the existing Insignia JVM customer relationships and license the Insignia and esmertec technologies to sell to the then combined customer base and business partners. esmertec will assume the entire JVM business through a final asset purchase in June 2004.

        As part of the sale of the JVM business, the Company transferred 42 employees to esmertec, of which 31 were development engineers. In addition, as part of the sale, esmertec entered into an agreement with our U.K. building landlord to take over the leasehold property on one of the two buildings leased by Insignia.

Future Developments

        The Jeode platform has been the Company's principal product line since the third quarter of 1999. Upon completion of the sale of the JVM business to esmertec, the Company's sole product line, which is still under development, consists of the SSP products for the mobile handset and wireless carrier industry. The SSP product became available for lab and market trials in early 2003 and is expected to be available for shipment to customers in the second half of 2003. The Company has limited history with sales initiatives for new products. Additionally, the sales cycle for the SSP products is expected to take longer than the typical six to nine months experienced to complete as seen with the Jeode product.

Share Capital and Warrants

        During 2002 the Company issued 74,476 Ordinary shares on the exercise of share options, 108,750 Ordinary shares through its employee share purchase plan, 60 Ordinary shares through a board resolution and 400,000 Ordinary shares on the conversion of warrants.

Dividends And Transfers To Reserves

        The directors are unable to recommend payment of a dividend in respect of the year ended 31 December 2002 (2001: Nil). The Group's loss for the year of $8,420,000 (2001: $11,008,000) will be transferred to reserves.

Directors

        The directors of the Company during the year and to the date of this report were:

Viscount Bearsted (Chairman)
J C Fogelin (USA)
D G Frodsham
M E McMillan (USA) (appointed 7 February 2003)
R M Noling (USA)
V S Pino (USA)

        The interests of the directors at the year-end in the shares of the Company are shown in the Directors Remuneration Report (see page F-10):

Policy On Payment Of Creditors

        It is the Group's policy to agree payment terms with its suppliers, along with other terms and conditions, when it enters into binding purchase contracts and to abide by the agreed payment terms provided the supplier has provided the goods or services in accordance with the terms and conditions of the contract. The Company had 8 days purchases outstanding at 31 December 2002 (2001: 83 days).

Donations

        During the year donations of $1,000 (2001: $1,000) were made to charities.

Financial Risks and Treasury Policy

        The Group finances its operations by a combination of internally generated cash flows, existing cash deposits and borrowings. In addition during the year, funds were obtained from conversion of warrants, exercise of share option and issuance of ordinary shares through its employee share purchase plan.

        The Group's Finance Department manages the Group's cash borrowings, interest rate and foreign exchange exposures and its main banking relationships. This is operated as a cost and risk reduction programme. Transactions of a speculative nature are not permitted.

        The Group limits the effects of movements in foreign exchange rates by partially matching cash holdings with liabilities in the same currency, assisted by selective forward foreign currency option contracts arranged with the Company's bankers.

Statement Of Directors' Responsibilities

        Company law requires the directors to prepare accounts for each financial year, which give a true and fair view of the state of affairs of the Group and the Company and of the profit or loss of the Group for that period. In preparing those accounts, the directors are required to:

  •
  select suitable accounting policies and then apply them consistently;

  •
  make judgements and estimates that are reasonable and prudent;

  •
  state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts;

  •
  prepare the accounts on the going concern basis unless it is inappropriate to presume that the Group and Company will continue in business.

        The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Group and Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

        The maintenance and integrity of the Company website is the responsibility of the directors. There may be uncertainty regarding information published on the internet since legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

Auditors

        Following the conversion of our auditors PricewaterhouseCoopers to a Limited Liability Partnership (LLP) from January 1, 2003, PricewaterhouseCoopers resigned on February 28, 2003 and the directors appointed its successor, PricewaterhouseCoopers LLP as auditors for the audit of the accounts to December 31, 2002.

By Order of the Board
M E McMillan Director	September 26, 2003

Insignia Solutions PLC

Directors' Remuneration Report

For The Year Ended December 31, 2002

Remuneration Policy

        Policy and final decisions of Insignia Solutions PLC ("the Company") regarding directors' compensation and stock option grants are made by the Compensation Committee. The Compensation Committee acts on behalf of the Board to establish the general compensation policy for all employees of the Company and its subsidiaries. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of the Company at or about the beginning of each fiscal year. The Compensation Committee administers the Company's incentive and equity plans, including the 1995 Stock Option Plan for U.S. Employees, the U.K. Employee Share Option Scheme 1996 and the 1995 Employee Share Purchase Plan.

Director compensation

        The Company pays each non-executive director $1,000 for every regular meeting attended, $2,500 per quarter of service on the Board, $500 per quarter for service on each committee, plus $500 for each committee meeting attended, and reimburses non-executive directors for reasonable expenses in attending meetings of the Board. The Chairman of the Board receives an additional $1,500 per quarter. Effective October 1, 2001, each quarterly payment was reduced by 10%. This reduction was cancelled in April 2002 and reverted back to the original rates. In addition, each new non-executive director will be granted an option to purchase 15,000 shares and each non-executive director will be granted an option to purchase 5,000 shares annually for so long as he serves as a non-executive director. The Compensation Committee's philosophy in compensating executive directors, is to relate compensation directly to corporate performance. Thus, the Company's compensation policy, which applies to executive directors, relates a portion of each individual's total compensation to the Company's objectives and individual objectives set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive directors of the Company is contingent on corporate performance and, in the case of executive directors, is also based on the individual's performance as measured against personal objectives. Long-term equity incentives for executive directors are effected through the granting of share options. Options generally have value for the executive director only if the price of the Company's shares increases above the fair market value on the grant date and the executive director remains in the Company's employ for the period required for the shares to vest.

        The base salaries, incentive compensation and option grants of the executive directors are determined in part by the Compensation Committee's informal review of data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by its evaluation of such information in connection with the Company's corporate goals. To this end, the Compensation Committee attempted to compare the compensation of the Company's executive directors with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company's executive directors, are each eligible to receive a quarterly cash bonus and option grants. The only executive director who served during the year was the Company's CEO, RM Noling.

        The targeted composition of each director's remuneration in the year was as follows:

	Non-performance related	Performance related
Viscount Bearsted	100%	0%
J C Fogelin	100%	0%
D G Frodsham	100%	0%
R M Noling	75%	25%
V S Pino	100%	0%

Directors' Service Contracts

Executive Directors

        The only executive director who served during the year was the Company's CEO, RM Noling. The details of RM Noling's contract are as follows:

        Effective March 25, 1997, Mr. Noling entered into an employment agreement with the Company, which is terminable by either party upon six month's notice and by the Company for cause at any time. In connection with such agreement, Mr. Noling was granted options to purchase (i) 100,000 ordinary shares at an exercise price of $1.969, such options being 100% vested and immediately exercisable, (ii) 100,000 ordinary shares at an exercise price of $1.969, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant and (iii) 200,000 ordinary shares on the day of the 1997 Annual General Meeting, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. The Annual General Meeting was held on May 29, 1997 and the options were granted at an exercise price of $2.375. 100,000 of these options are subject to accelerated vesting and exercisability should the Company meet certain earnings per share ("EPS") targets as follows: (a) 25,000 options are accelerated should the EPS exceed $0.07 for 2 consecutive quarters (b) 37,500 options are accelerated should the EPS exceed $0.14 for 2 consecutive quarters and (c) 37,500 options are accelerated should the EPS exceed $0.21 for 2 consecutive quarters, with a maximum of one early vesting event per quarter. These 100,000 options fully vest upon a takeover or merger of the Company.

        The employment agreement continued through its original term of May 31, 2001, and was automatically extended for an additional year through May 31 2002. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and the termination or constructive termination of Mr. Noling's employment, Mr. Noling shall receive his then current full salary for a period of twelve months following such termination. In addition he shall be entitled to continued vesting and exercisability of his options for a period of twelve months after termination and shall be entitled to participate in our employee benefits on the same basis as if he were an employee.

        In connection with the termination of Mr. Noling's employment in February 2003, the Company entered into a separation agreement with Mr. Noling pursuant to which the Company has agreed to pay as severance to Mr. Noling his regular monthly base salary for a six-month period, which severance will be reduced to 50% of his base salary in the event that Mr. Noling commences new employment during such period. In the event that the Company is acquired within six months following the date of termination of his employment, the severance period will be extended for an additional six months. All stock options held by Mr. Noling will continue to vest for so long as he continues to serve as a member of the board of directors.

        On February 13, 2001, the Company entered into a promissory note with Mr. Noling whereby Mr. Noling borrowed $150,000 from the U.S.-based subsidiary of the Company. The promissory note was due in three equal instalments, on each annual anniversary from the date of the note. The note was amended on January 24, 2002 to extend the first and subsequent instalments one year. The first instalment was due on February 13, 2003. Mr. Noling's employment was terminated with the Company effective February 14, 2003. The Company forgave, effective March 6, 2003 the balance of the loan, $125,362.50, in lieu of any bonus compensation. In addition, on July 17, 2001, Mr. Noling received an interest free loan of $50,000. The $50,000 loan was repaid in full on September 30, 2001.

Non-executive directors

        The non-executive directors are appointed at board meetings and serve until the next annual general meeting when their election is voted upon by the shareholders. They remain in office until they resign or are removed by the shareholders. In addition, at each annual general meeting the third of the directors (executive or non executive) who have been in office longest since their last election, as well as any directors appointed by the Board during the preceding year, are required to resign and are then considered for re-election, assuming they wish to stand for re-election.

        With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of the Company, entered into a Consulting Agreement with the Company whereby he acts as consultant to the Company providing advice and assistance as the Board may from time to time request. The agreement was amended April 20, 1998 and deleted his commitment to provide services to the Company and the Company's commitment to pay him a minimum amount. He has agreed to remain available to perform services as requested by Insignia. The agreement is terminable by either party upon six month's advance written notice and by the Company for cause at any time. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six week's consultancy fees.

Members of the Compensation Committee

        The members of the Compensation Committee during the year were:

J C Fogelin
VS Pino

Performance Graph

        In preparing the performance graph for this statement, the Company used the S&P Small Cap 600 Index as its published line of business index. The compensation practices of most of the companies in this Index were not reviewed by the Company when the Compensation Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent.

        The graph below compares the cumulative total shareholder return on the ADSs of Insignia from December 31, 1997 to December 31, 2002 with the cumulative total return on the Nasdaq Stock Market (U.S.only), the S&P 500 and the S&P Small Cap 600 (assuming the investment of $100 in Insignia's ADSs and in each of the indexes on December 31, 1997, and reinvestment of all dividends).

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2002

Cumulative Total Return

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Insignia Solutions	100.00	92.76	214.52	220.32	69.57	16.23
S&P 500	100.00	128.58	155.64	141.47	124.66	97.11
S&P Small Cap 600	100.00	98.70	110.94	124.03	132.14	112.81
Nasdaq U.S.	100.00	140.99	262.00	157.59	125.05	85.83

Remuneration Package

Summary Compensation Table (Audited)

Director	Salary/Fees		Bonus		2002 Total		2001 Total
	$	'000	$	'000	$	'000	$	'000
Executive directors
R M Noling		236		—		236		284
Non-executive directors
Viscount Bearsted		30		—		30		24
J C Fogelin		18		—		18		14
D G Frodsham		25		—		25		19
V S Pino		24		—		24		22
A Sisto		—		—		—		5
		333		—		333		368

        No directors are accruing pension benefits under a defined contribution scheme (2001: 1).

Interests in shares, options and warrants (Audited)

        The interests of the directors at the year-end in the shares of the Company were as follows:

	Ordinary shares of 20p each	Options to acquire Ordinary shares of 20p each	Warrants to acquire Ordinary shares of 20p each
Viscount Bearsted
At December 31, 2001	636,946	204,750	—
At December 31, 2002	636,946	134,750	—
J C Fogelin
At December 31, 2001	—	16,000	—
At December 31, 2002	—	21,000	—
D G Frodsham
At December 31, 2001	31,400	27,250	10,000
At December 31, 2002	31,400	32,250	10,000
R M Noling
At December 31, 2001	13,998	638,300	—
At December 31, 2002	13,998	638,300	—
V S Pino
At December 31, 2001	332,702	24,126	—
At December 31, 2002	210,206	29,126	—

        No directors exercised share options in the year (2001: Nil). Four directors were granted share options in the year (2001: 6). Further details of the share options and their vesting are given in Note 12 of the financial statements.

        Of the options granted to Viscount Bearsted, 5,000 are exercisable until April 16, 2007 at $1.75 each, 50,000 are exercisable until May 28, 2007 at $2.375 each, 10,000 are exercisable until April 28, 2008 at $1.625 each, 1,250 are exercisable until April 19, 2009 at $7.25 each, 1,250 are exercisable until July 19, 2009 at $7.188 each, 1,250 are exercisable until October 18, 2009 at $5.00 each, 5,000 are exercisable until January 19, 2010 at $5.25 each, 5,000 are exercisable until January 15, 2011 at $5.813 each, 1,000 are exercisable until October 14, 2011 at $2.00 each, 5,000 are exercisable until January 23, 2012 at $1.34 each and 50,000 are exercisable until October 29, 2012 at $0.39 each. During the year 2002, 125,000 options exercisable until November 3, 1992 at 90p lapsed without exercise.

        Of the options granted to J C Fogelin, 15,000 are exercisable until January 15, 2011 at $5.831 each and 1,000 are exercisable until October 14, 2011 at $2.00 each and 5,000 are exercisable until January 23, 2012 at $1.34 each.

        Of the options granted to D G Frodsham, 15,000 are exercisable until August 16, 2009 at $4.688 each, 1,250 are exercisable until October 18, 2009 at $5.00 each, 5,000 are exercisable until January 19, 2010 at $5.25 each, 5,000 are exercisable until January 15, 2011 at $5.831 each, 1,000 are exercisable until October 14, 2011 at $2.00 each and 5,000 are exercisable until January 23, 2012 at $1.34 each. D G Frodsham holds warrants to purchase 10,000 Ordinary shares at $6.00 (or 90% of market value if less) exercisable until February 12, 2004.

        Of the options granted to R M Noling, 85,000 are exercisable until March 28, 2006 at $5.75 each, 15,000 are exercisable until March 2, 2007 at $2.438 each, 159,300 are exercisable until March 24, 2007 at $1.969 each, 200,000 are exercisable until May 28, 2007 at $2.375 each, 10,000 are exercisable until April 28, 2008 at $1.625 each, 10,000 are exercisable until October 19, 2008 at $0.688 each, 20,000 are exercisable until January 19, 2010 at $5.188 each, 100,000 are exercisable until April 25, 2011 at $3.55 each and 39,000 are exercisable until October 14, 2011 at $2.00 each.

        Of the options granted to V S Pino 9,376 are exercisable until October 19, 2008 at $0.688 each, 1,250 are exercisable until April 19, 2009 at $7.25 each, 1,250 are exercisable until July 19, 2009 at $7.188 each, 1,250 are exercisable until October 18, 2009 at $5.00 each, 5,000 are exercisable until January 19, 2010 at $5.25 each, 5,000 are exercisable until January 15, 2011 at $5.831 each and 1,000 are exercisable until October 14, 2011 at $2.00 each and 5,000 are exercisable until January 23, 2012 at $1.34 each. V S Pino transferred to his adult children 122,496 shares during the year.

By Order of the Board
M E McMillan Director	September 26, 2003

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

        We have audited the financial statements, which comprise the profit and loss account, the balance sheet, the cash flow statement and the related notes which have been prepared under the historical cost convention and the accounting policies set out in the statement of accounting policies. We have also audited the disclosures required by Part 3 of Schedule 7A to the Companies Act 1985 contained in the directors' remuneration report ("the auditable part").

Respective Responsibilities Of Directors And Auditors

        The directors` responsibilities for preparing the annual report, the directors' remuneration report and the financial statements in accordance with applicable United Kingdom law and accounting standards are set out in the statement of directors' responsibilities.

        Our responsibility is to audit the financial statements and the auditable part of the directors' remuneration report in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards issued by the Auditing Practices Board. This report, including the opinion, has been prepared for and only for the Company's members in accordance with Section 235 of the Companies Act 1985 and for no other purpose. We do not, in giving this opinion, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or in to whose hands it may come save where expressly agreed by our prior consent in writing.

        We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements and the auditable part of the directors' remuneration report have been properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions is not disclosed.

        We read the other information contained in the annual report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. The other information comprises only the directors' report and the unaudited part of the directors' remuneration report.

Basis Of Audit Opinion

        We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements and the auditable part of the directors' remuneration report. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's and Group's circumstances, consistently applied and adequately disclosed.

        We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements and the auditable part of the directors' remuneration report are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Fundamental uncertainty—going concern

        In forming our opinion we have considered the adequacy of the disclosures made in the financial statements concerning the basis of preparation of the financial statements (refer Note 1(1)). The financial statements have been prepared on a going concern basis. The ability of the Company and Group to continue in operation as a going concern is subject to a number of uncertainties. Details of the circumstances relating to this fundamental uncertainty are described in Note 1(1). In view of the significance of this uncertainty we consider that it should be drawn to your attention but our opinion is not qualified in this respect. The financial statements do not include any adjustments that would result from the Company and Group not being able to continue in operation as a going concern.

Opinion

        In our opinion:

  •
  the financial statements give a true and fair view of the state of affairs of the Company and the Group at December 31, 2002 and of the loss and cash flows of the Group for the year then ended;

  •
  the financial statements have been properly prepared in accordance with the Companies Act 1985; and

  •
  those parts of the directors' remuneration report required by Part 3 of Schedule 7A to the Companies Act 1985 have been properly prepared in accordance with the Companies Act 1985.

PricewaterhouseCoopers LLP Chartered Accountants and Registered Auditors	26 September 2003

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

CONSOLIDATED PROFIT AND LOSS ACCOUNT

For The Year Ended 31 December 2001

	Note	2002	2001
		$'000	$'000
Turnover	2	7,256	10,273
Cost of sales		(1,943)	(3,827)

Gross profit		5,313	6,446
Distribution costs		(5,007)	(6,293)
Administrative expenses		(10,915)	(11,768)

Operating loss	2,3	(10,609)	(11,615)
Interest receivable and similar income	5	75	460
Interest payable and similar charges	5	—	(5)

Loss on ordinary activities before taxation		(10,534)	(11,160)
Tax on loss on ordinary activities	6	2,114	152

Loss for the financial year	13	(8,420)	(11,008)

Basic loss per share	17	$(0.42)	$(0.57)

Diluted loss per share	17	(0.42)	(0.57)

        The turnover and operating loss all derive from continuing activities.

        There are no recognised gains or losses other than the results above and therefore no separate statement of total recognised gains and losses has been presented.

        There is no difference between the loss on ordinary activities before taxation and the loss for the year stated above, and their historical cost equivalents.

        The notes on pages 19 to 37 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

At 31 December 2002

	Note	2002	2001
		$'000	$'000
Fixed assets
Tangible assets	7	230	352

		230	352
Current assets
Stocks	9	—	4
Debtors of which $764,000 (2001: $740,000) falls due in more than one year	10	5,647	8,780
Cash at bank and in hand		726	8,643

		6,373	17,427
Creditors: amounts falling due within one year	11	(2,491)	(6,445)

Net current assets		3,882	10,982

Total assets less current liabilities		4,112	11,334

Net assets	2	4,112	11,334

Capital and reserves
Called up share capital	12,13	6,444	6,278
Share premium account	13	58,651	57,619
Profit and loss account	13	(61,035)	(52,615)
Capital reserve	13	52	52

Equity shareholders' funds	13	4,112	11,334

        Approved By The Board on September 26, 2003 and signed on its behalf by:

M.E. McMillan
Director

The notes on pages 19 to 37 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

COMPANY BALANCE SHEET

At 31 December 2002

	Note	2002	2001
		$'000	$'000
Fixed assets
Tangible assets	7	142	277
Investments	8	—	—

		142	277
Current assets
Debtors of which $414,000 (2001: $390,000) falls due in more than one year	10	4,176	10,274
Cash at bank and in hand		139	1,937

		4,315	12,211
Creditors—amounts falling due within one year	11	(740)	(1,471)

Net current assets		3,575	10,740

Total assets less current liabilities		3,717	11,017

Net Assets		3,717	11,017

Capital and reserves
Called up share capital	12,13	6,444	6,278
Share premium account	13	58,792	57,760
Profit and loss account	13	(61,519)	(53,021)

Equity shareholders' funds	13	3,717	11,017

Approved by the Board on September 26, 2003 and signed on its behalf by:

M E McMillan
 Director

The notes on pages 19 to 37 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENT

For The Year Ended 31 December 2002

	Note	2002	2002	2001	2001
		$'000	$'000	$'000	$'000
Net cash outflow from operating activities	A		(9,936)		(13,694)
Returns on investment and servicing of finance
Interest received			75		460
Taxation			1,415		(209)
Capital expenditure
Purchase of tangible fixed assets		(128)		(173)
Proceeds from sale of tangible fixed assets		3		5

			(125)		(168)
Acquisition and Disposal
Release of product line proceeds held in escrow			—		5,050
Financing	C
Proceeds from issue of share capital		674		5,662
Issuance expenses		(20)		(509)

			654		5,153

(Decrease) in cash	B		(7,917)		(3,408)

The notes on pages 19 to 37 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

For The Year Ended 31 December 2002

A Reconciliation Of Operating Loss To Net Cash Outflow From Operating Activities

	2002	2001
	$'000	$'000
Operating loss	(10,609)	(11,615)
Depreciation of tangible fixed assets	242	323
Other non cash movements	549	—
Decrease in stocks	4	1
Decrease/(increase) in debtors	3,835	(4,062)
(Decrease)/increase in creditors	(3,957)	1,659

Net cash outflow from operating activities	(9,936)	(13,694)

B Reconciliation To Net Cash

	2002	2001
	$'000	$'000
Decrease in cash in the period	(7,917)	(3,408)

Change in net cash from cash flows	(7,917)	(3,408)

Movements in net cash in period	(7,917)	(3,408)
Net cash at 1 January	8,643	12,051

Net cash at 31 December	726	8,643

C Analysis Of Changes In Financing During The Year

	Share capital (including premium)
	2002	2001
	$'000	$'000
1 January	63,897	58,744
Non cash movement	544	—
Cash inflow from financing	654	5,153

31 December	65,095	63,897

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For The Year Ended 31 December 2002

1      Principal Accounting Policies And Basis Of Preparation Of The Financial Statements

  The accounts have been prepared on a going-concern basis in US dollars and in accordance with applicable accounting standards in the United Kingdom. A summary of the principal Group accounting policies, which have been applied consistently, is set out below.

  (1)
  Basis Of Preparation

    The accounts have been prepared under the historical cost convention and going concern basis.

    The Company and Group has in recent years suffered losses and net cash outflows. The uncertainties arising from the Company's and Group's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Its continuation as a going concern is dependent upon, among other things, the stabilisation of its share price, its ability to generate sufficient cash from operations and collection of amounts due from esmertec AG (Note 19) to meet its future obligations.

    In view of the matters noted above there is fundamental uncertainty over the ability of the Company and Group to continue in operation as a going concern.

    These financial statements do not include any adjustments that may result from the outcome of these uncertainties. If the Company and Group were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts, to provide for further liabilities that might arise and to reclassify fixed assets and long-term liabilities as current assets and liabilities.

  (2)
  Basis Of Consolidation

    The consolidated accounts include the Company and all its subsidiaries. Intragroup sales and profits are eliminated on consolidation and all sales and profit figures relate to external transactions only.

  (3)
  Turnover

    Turnover, which excludes value added tax and sales tax, represents sales of packaged software, software development fees, licence royalties and amounts chargeable to customers for services provided.

  (4)
  Revenue Recognition

    The Company primarily enters into license arrangements for the sale of the Jeode product to OEM's and distributors. Service revenues are derived from customer funded engineering activities, training and annual maintenance contracts.

    Revenue from licenses is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectibility is probable. For contracts with multiple elements, and for which vendor-specific objective evidence of fair value for the undelivered elements exists, the Company recognizes revenue for the delivered elements using the residual method as prescribed by Statement of Position No 98-9, "Modification of SOP No 97-2 with Respect to Certain Transactions". The Company considers these US accounting pronouncements to be best practice. If vendor-specific objective evidence does not exist for all undelivered elements, all revenue is deferred until evidence exists, or all elements have been delivered. Generally the Company has vendor-specific objective evidence of fair value for the maintenance element of software arrangements based on the renewal rates for maintenance in future years as specified in the contracts. In such cases, the Company defers the maintenance revenue at the outset of the arrangement and recognizes it rateably over the period during which the maintenance is to be provided, which generally commences on the date the software is delivered. Vendor-specific objective evidence of fair value for the service element is determined based on the price charged when those services are sold separately. The Company occasionally enters into license agreements with extended payment terms. Provided all other revenue criteria are met, revenue from these contracts is recognized at the earlier of when the cash is received from the customer or the quarter in which the payments become due and payable.

    The Company also has entered into license agreements with certain distributors, which provide for minimum guaranteed royalty payments throughout the term of the agreement. Provided all other revenue criteria are met, minimum guaranteed royalty revenue is recognized when the payments become due and payable. Royalty revenue that exceeds the minimum guarantees is recognized as reported.

    Revenue for customer-funded engineering is recognized on a percentage of completion basis, which is computed using the input measure of labour cost. Revenues from training are recognized when the training is performed.

    The Company does not grant return rights or price protection under license agreements for its Jeode product, but has in the past provided price protection to certain distributors. Where this is the case, the Company makes appropriate provision based on estimates of expected sell-through by distributors of its products.

    License revenue and service revenue on contracts involving significant implementation, customisation or services which are essential to the functionality of the software is recognized over the period of each engagement, using the percentage of completion method. Labour hours incurred is generally used as the measure of progress towards completion.

    Payments for customer funded engineering activities, training and maintenance contracts received in advance of revenue recognition are recorded as deferred revenue.

  (5)
  Research And Development Expenditure

    The Company capitalises internal software development costs incurred after technological feasibility has been demonstrated and commercial viability expected. The Company defines establishment of technological feasibility as the completion of a working model. Such capitalised amounts are amortised commencing with the introduction of that product at the greater of the straight-line basis utilising estimated economic life, generally six months to one year, or the ratio of actual revenues achieved to the total anticipated revenues over the life of the product.

  (6)
  Foreign Currencies

    The directors have determined that the Group and Company's functional currency is the US dollar. The year-end exchange rate used between sterling and US dollars was $1.56/£1 (2001: $1.47/£1).

    Accordingly non-monetary assets and liabilities whose original values are in currencies other than dollars are stated at their historic dollar value. Monetary assets and liabilities expressed in other currencies are translated into dollars at the rate of exchange ruling at the year-end. Transactions in other currencies are translated into dollars at the average rate for the month in which the transaction occurred or at the forward contract or option rate where such a hedging transaction has been undertaken. All foreign exchange differences are taken to the profit and loss account in the year in which they arise.

  (7)
  Tangible Fixed Assets

    Tangible fixed assets are stated at their purchase price, together with any incidental expenses of acquisition.

    Provision for depreciation is made so as to write off the cost of tangible fixed assets on a straight-line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Leasehold improvements	shorter of estimated useful life or remaining lease term
Computers and other equipment	33%
Fixtures and fittings	25-33%
  (8)
  Stocks

    Stocks are stated at the lower of cost and net realisable value. Cost is determined on a first in first out basis and includes transport and handling costs. Provision is made where necessary for stocks which are slow moving, obsolete or defective.

  (9)
  Deferred Taxation

    During the year the Group implemented FRS 19 Deferred Tax - there was no impact on the current or prior year results as a result of adopting this standard.

    Under FRS 19, provision is made for deferred tax liabilities and assets, using full provision accounting, otherwise known as the incremental liability method, when an event has taken place by the balance sheet date which gives rise to an increased or reduced tax liability in the future. Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

    A net deferred tax asset is regarded as recoverable and therefore is recognised only when, on the basis of available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover the carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

  (10)
  Operating Leases

    Rentals payable under operating leases are charged on a straight-line basis over the lease term in arriving at operating profit.

  (11)
  Pension Costs

    Pension costs in respect of the Group's defined contribution scheme and 401(k) plans are accounted for in the period to which they relate.

  (12)
  Derivative financial Instruments

    The only derivative financial instruments used by the Group are foreign exchange options, which are used to manage foreign exchange fluctuations. Costs of these options are amortised across the life of the option.

2      Segmental Analysis

	Turnover by destination		Turnover by origin		Operating losses		Net assets/(liabilities)
	2002	2001	2002	2001	2002	2001	2002	2001
	$'000	$'000	$'000	$'000	$'000	$'000	$'000	$'000
USA	6,745	8,849	7,055	9,878	(1,327)	(1,637)	(30,680)	(26,055)
Rest of the World	511	1,424	201	395	(9,282)	(9,978)	34,792	37,389

	7,256	10,273	7,256	10,273	(10,609)	(11,615)	4,112	11,334

  The directors consider that all of the Group's activities fall within one class of business.

3      Operating Loss

  The operating loss is stated after charging:

	Note	2002	2001
		$'000	$'000
Research and development costs		5,121	5,490
Depreciation of owned assets	8	242	323
Hire of equipment under operating leases		94	117
Rental of land and buildings		728	688
Directors' emoluments		333	368
Auditors' remuneration—audit services		184	234
—non-audit services		148	134

  Fees paid by the Company and its UK subsidiaries to the auditors in the United Kingdom were $109,000 (2001: $119,000), including audit fees paid to the parent Company auditors of $53,000 (2001: $63,000).

4      Employee Information

  (1)
  The average number of persons employed by the Group during the year, including executive directors, was:

	2002 Number	2001 Number
Sales and marketing	20	25
Research and development	50	63
General and administrative	17	19

	87	107

  (2)
  Group employment costs of all employees including executive directors:

	Note	2002	2001
		$'000	$'000
Wages and salaries		8,212	9,275
Social security costs		651	840
Other pension costs	14	227	239

		9,090	10,354

5      Interest

  Interest receivable and similar income

	2002	2001
	$'000	$'000
On directors loan	9	—
On escrow account	—	87
On tax repayments	10	—
On lease deposits	14	25
Bank and other	42	348

	75	460

  Interest payable and similar charges

	2002	2001
	$'000	$'000
Bank and other	—	5

	—	5

6      Taxation

	2002	2001
	$'000	$'000
Analysis of the tax charge
Current Tax
UK Corporation Tax @30%	(874)	—
Overprovision in respect of prior years	(1,271)	(220

	(2,145)	(220)
Overseas tax	31	68

Total current tax	(2,114)	(152)

Loss on ordinary activities at 30%	(3,160)	(3,348)
Effects of:
Expenses not deductible for tax purposes	261	162
Losses surrendered for R&D tax credit	1,090	—
Adjustment in respect of prior periods	(1,271)	(220)
Increase in unprovided deferred tax asset	935	3,186

Current Tax Charge	(2,145)	(220)

	$'000	$'000
Deferred tax Unprovided consists of the following:
Differences between capital allowances and depreciation	(396)	(406)
Short term timing differences	(5)	—
Trade losses	(17,658)	(16,718)

Total Deferred Tax Unprovided	(18,059)	(17,124)

  The deferred tax asset principally consists of accumulated tax losses carried forward and available for offset against future profits. The Group's accumulated tax losses amount to $55m (2001: $52m). No deferred tax assets has been recognised in respect of the above available losses, as in the opinion of the directors, it is not more likely than not that suitable taxable profits will be available against which the carried forward tax losses can be recovered.

7      Tangible Fixed Assets

  Group

	Leasehold improvements	Computers and other equipment	Fixtures and fittings	Total
	$'000	$'000	$'000	$'000
Cost
1 January 2002	535	1,562	120	2,217
Additions	—	127	1	128
Disposals	—	(107)	(17)	(124)

31 December 2002	535	1,582	104	2,221

Accumulated depreciation
1 January 2002	436	1,338	91	1,865
Charge for the year	62	158	22	242
Disposals	(—)	(99)	(17)	(116)

31 December 2002	498	1,397	96	1,991

Net book amount
31 December 2002	37	185	8	230

31 December 2001	99	224	29	352

  Company

	Leasehold improvements	Computers and other equipment	Fixtures and fittings	Total
	$'000	$'000	$'000	$'000
Cost
1 January 2002	307	941	108	1,356
Additions	—	54	1	55
Disposals	—	(87)	(17)	(104)

31 December 2002	307	908	92	1,307

Accumulated depreciation
1 January 2002	208	787	84	1,079
Charge for the year	62	104	19	185
Disposals	—	(82)	(17)	(99)

31 December 2002	270	809	86	1,165

Net book amount
31 December 2002	37	99	6	142

31 December 2001	99	154	24	277

  No fixed assets were held under finance leases and hire purchase contracts.

  Disposals include retirements of fully depreciated assets.

8    Fixed Asset Investments

  The Company's subsidiary undertakings are:

Name of Company and country of incorporation and operation	Description of shares held	Proportion of nominal value of issued shares and voting rights held
Insignia Solutions International Limited (England & Wales)	£1 ordinary	100%
Jeode Limited (England & Wales)	£1 ordinary	100%
Insignia Solutions Inc (USA)	Common stock, no par value	100%
Insignia Solutions Foreign Sales Inc (Barbados)	Common stock, $10 par value	100%
Emulation Technologies Inc (USA)	Common stock, no par value	100%
Insignia Solutions France SARL (France)	FF100 shares	100%

  The principal activities of Insignia Solutions Inc, Insignia Solutions International Limited and Insignia Solutions France SARL are the marketing, licensing and support of computer software products.

  Jeode Limited has been dormant since 2000.

  Emulation Technologies Inc has been dormant since 1990.

  Insignia Solutions Foreign Sales Inc has been dormant from incorporation.

9    Stocks

  Group

	2002	2001
	$'000	$'000
Finished software products, manuals and related supplies	—	4

10    Debtors

	2002		2001
	Company	Group	Company	Group
	$'000	$'000	$'000	$'000
Amounts falling due within one year:
Trade debtors	—	881	305	5,977
Amounts owed by subsidiary undertakings	2,251	—	8,805	—
Prepayments	785	1,845	752	1,991
Taxation	702	702	—	—
Other debtors	24	74	22	72

	3,762	3,502	9,884	8,040

Amounts falling due after more than one year:
Prepaid royalties	—	1,381	—	—
Other debtors	—	100	—	100
Lease deposits	414	664	390	640

	414	2,145	390	740

Total debtors	4,176	5,647	10,274	8,780

  Other debtors includes a promissory note with a director of the Company entered into with its subsidiary undertaking, Insignia Solutions, Inc. (see note 16).

11    Creditors: Amounts Falling Due Within One Year

	2002		2001
	Company	Group	Company	Group
	$'000	$'000	$'000	$'000
Trade creditors	43	815	390	1,011
Amounts owing to subsidiary undertakings	255	—	255	—
Taxation	—	192	—	189
Other creditors	—	—	12	12
Social security	165	165	257	257
Accruals	277	885	557	1,022
Deferred revenue	—	434	—	3,954

	740	2,491	1,471	6,445

12    Called Up Share Capital

Group and Company	Number	2002	Number	2001
		£'000		£'000
Authorised
Equity interests (Ordinary shares of 20p)	50,000,000	10,000	50,000,000	10,000
Non-equity interests (Preferred shares of 20p each)	3,000,000	600	3,000,000	600

		10,600		10,600

Group and Company	Number	$'000	Number	$'000
Allotted and fully paid
Equity interests (Ordinary shares of 20p each)	20,083,599	6,444	19,500,313	6,278

  Allotments Of Shares

  During the year 74,476 Ordinary shares of 20p each were issued for cash on the exercise of share options providing total proceeds of $79,000.

  The following table summarises the activity:

Number of shares issued	Exercise price
2,312	$0.656
16,684	$0.688
45,313	$1.000
10,167	$2.000

74,476

  During the year, 108,750 Ordinary shares of 20p each were issued for cash through participation in the Company's Employee Share Purchase Plan. Of these 44,940 were issued at $1.1475 each and 63,810 were issued at $0.7650 each providing total proceeds of $100,000.

  In addition during the year 60 Ordinary shares of 20p each were issued for cash at par value through a board resolution.

  Private Placements and Warrants

  On November 24, 2000 the Company entered into agreements whereby the Company issued 3,600,000 Ordinary Shares in ADS form at a price of $5.00 to a total of 23 investors, including Sun Microsystems, BSquare, and a member of the Company's board of directors. The Company also issued warrants to purchase 1,800,000 ADSs to the investors at an exercise price of the lower of the average quoted closing sale price of the Company's ADS's for the ten trading days ending on the day preceding the date of the warrant holder's intent to exercise less a 10% discount, and $6.00. The warrants expire on November 24, 2003, however, subject to certain conditions, if the quoted sale price of the ADSs exceeds $9.00 per share for any thirty consecutive trading days, the Company may cancel the warrants upon sixty days prior written notice.

  The Company received $18.0 million less offering expenses totalling $2.0 million. The Company also issued warrants to purchase 225,000 ADSs to the placement agent exercisable at a price of $5.00. These warrants expire on November 24, 2005.

  On February 12, 2001 the Company entered into agreements whereby the Company issued 940,000 Ordinary Shares in ADS form at a price of $5.00 to a total of 4 investors, including Wind River Systems, Inc., and a member of the Company's board of directors. As a result of the SEC not declaring the registration statements effective by the due date in the agreements, 37,800 additional Ordinary Shares in ADS form were issued at nominal value. The Company also issued warrants to purchase 470,000 ADSs to the investors, at an exercise price of the lower of the average quoted closing sale price of the Company's ADS's for the ten trading days ending on the day preceding the date of the warrant holder's intent to exercise less a 10% discount, and $6.00. The warrants expire on February 12, 2004, however, subject to certain conditions, if the quoted sale price of the ADSs exceeds $9.00 per share for any thirty consecutive trading ays, the Company may cancel the warrants upon sixty days prior written notice. The Company received $4.7 million less offering expenses totalling $0.5 million. The Company also issued warrants to purchase 25,000 ADSs to the placement agent exercisable at a price of $5.00. These warrants expire on February 12, 2006.

  In April 2001, three investors exercised their warrants for 282,500 ADSs. The Company received $701,400 for the warrant exercises. On 25 March 2002, three investors exercised their warrants for 400,000 ADSs. The Company received $495,773 for the warrant exercises.

  On October 17, 2002, we entered into a securities subscription agreement ("Agreement") with Fusion Capital Fund II, LLC ("Fusion Capital"), pursuant to which Fusion Capital agreed to purchase, on each trading day following the effectiveness of a registration statement covering the ADSs, to be purchased by Fusion Capital, $10,000 of our ADSs up to an aggregate of $6.0 million over a period of 30 months. The purchase price of the ADSs will be equal to a price based upon the future market price of the shares without any fixed discount to the market price. In order to be in compliance with Nasdaq rules, we could not sell our ordinary shares to Fusion Capital at a price below $0.38, which represents the greater of the book value per share of our ordinary shares as of September 30, 2002 or the closing sale price per share of our ADSs on October 16, 2002. If we elect to sell our shares to Fusion Capital at a price per share below $0.38, we first would be required to obtain shareholder approval in order to be in compliance with applicable Nasdaq rules. Under the laws of England and Wales, we are not permitted to sell our ADSs at a purchase price that is less than the nominal value of our ordinary shares. Currently, the nominal value per ordinary share is £0.20. As of March 20, 2003, the closing market price of our shares was $0.28 per share. As a result, we do not anticipate selling any shares under our agreement with Fusion Capital until the market price of our shares increases from current levels. In addition, the sale of our shares to Fusion Capital under the Agreement is subject to other conditions which have not been met.

  Under the terms of the Agreement, we issued to Fusion Capital one redeemable warrant for ADSs representing 1,000,000 ordinary shares, and one non-redeemable warrant for ADSs representing 1,000,000 ordinary shares. The redeemable warrant may be redeemed by Insignia at any time on or before June 30, 2003 for an aggregate redemption price of $200,000. The exercise price per ordinary share of each warrant is the U.S. dollar equivalent of 20.5 pence. Each warrant expires on

  September 30, 2007 and are partially exercisable. As of December 31, 2002, the estimated value of the warrants, using the Black-Scholes model, was $544,000. Unless an event of default occurs under the Agreement, the shares issuable upon exercise of these warrants must be held by Fusion Capital until 30 months from the date of the Agreement or the date the Agreement is terminated. The warrrants are immediately exercisable; however, Fusion Capital may not exercise the warrants if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our shares outstanding at the time of the exercise by Fusion Capital.

  Dilution Adjustments

  In December 1999, the Company issued 1,063,515 Ordinary Shares in ADS form at a price of $4.23 per share through a private placement. The Company received $4.5 million less offering expenses totalling $0.4 million. Along with ADSs, the Company also issued to the investors warrants that entitle them to purchase a total of 319,054 ADSs at an exercise price of $5.29 per ADS. As described below, the exercise price and the number of ADSs issuable under the warrants are subject to various adjustments. In addition, the Company may issue additional warrants that entitle the investors to purchase ADSs at the nominal value on designated adjustment dates in the future.

  Under the December 1999 private placement, the investors received warrants to purchase three ADSs for every 10 ADSs they purchased. The exercise price of the warrants was set at 125% of the original per ADS purchase price, or $5.29. However, the warrants contain anti-dilution provisions which decrease this exercise price and increase the number of ADSs purchasable if the Company sells or is deemed to sell any shares at below market price during the term of the warrants, which ends on December 9, 2004. The private placement that closed on November 24, 2000 was a sale which triggered the anti-dilution provisions in the warrants, and, as a consequence, the exercise price of the warrants has been decreased from $5.29 to $4.77 per ADS, and the number of ADSs purchasable has increased to 353,834. The private placement on February 12, 2001 also triggered the anti-dilution provisions of the issuance of December 9, 1999. However, the effect of such dilution was less than 1% of the exercise price and consequently such adjustment is deferred until such time as the accumulation of this adjustment and future adjustments exceed at least 1% of the exercise price. The issuance of warrants to Fusion on October 17, 2002 triggered the anti-dilution provisions of the issuance of December 9, 1999. The deferred February 12, 2001 adjustment will be added to this adjustment, such that the exercise price of the warrants shall be decreased and the number of ADSs which may be issued shall increase.

  As part of their warrant agreements, the investors may be entitled to cash payments upon the occurrence of certain Major Transactions, as defined in the warrant agreements, including change of control provisions. Cash payments are determined in a methodology described in the agreement. Such methodology is impacted by market price. A major transaction is defined as a merger, reorganization, or sale of all or substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction.

  Limitations in the transaction agreements preclude these investors in question from achieving certain levels of beneficial ownership. The securities purchase agreement, the warrants and the additional warrants contain the restriction that the Company may not issue and a selling investor may not purchase, and the warrants and additional warrants may not be exercised for any ADSs if doing so would cause such investor to beneficially own more than 9.9% of the total ordinary shares in issue as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Under the additional warrants, if such investors are prohibited from exercising the additional warrant as a result of the 9.9% restriction, the selling investor may, at its option and in addition to its other rights under the securities purchase agreement and the warrant, retain the warrant or demand payment, in cash, from the Company in an amount calculated by the Black-Scholes formula multiplied by the number of ADSs for which the additional warrant was exercisable, without regard to any limits on exercise. The restrictions on the levels of beneficial ownership in these documents do not, however, restrict those investors from exercising the warrants or additional warrants up to those limitations, selling ADSs to decrease their level of beneficial ownership, and exercising the warrants to receive additional ADSs. This could result in additional dilution to the holders of the Company's ADSs and a potential decrease in the price of the ADSs.

  Option Schemes

  The Company has four share option schemes, which provide for the issuance of share options to employees of the Company to purchase Ordinary shares of 20p par value. A total of 7,572,071 (2001: 6,072,071) Ordinary shares have been reserved for the issuance of options. At 31 December 2002 and 31 December 2001, approximately 2,271,351 and 539,466, respectively, Ordinary shares were available for future grants of share options. Share options are granted at prices of not less than 100% of the fair market value of the Ordinary shares on the date of the grant, as determined by the Board of Directors.

  The following table summarises activity in the year under the share option schemes:

	UK share option schemes	US share option schemes	Total
Options outstanding at 1 January 2001	936,123	2,955,597	3,891,700
Granted in the year	89,000	503,000	592,000
Exercised in the year	(3,124)	(71,352)	(74,476)
Lapsed in the year	(277,291)	(546,594)	(823,885)

Options outstanding at 31 December 2002	744,708	2,840,831	3,585,339

  Options granted to new employees generally vest 25% on the first anniversary of the date of grant and 1/48 per month thereafter through the fourth anniversary of the date of grant. Options granted to existing employees will generally vest at the rate of 1/48 per month from the date of grant through to the fourth anniversary of the date of grant. Options are exercisable until the tenth anniversary of the date of grant unless they lapse before that date. 2,534,047 and 1,823,407 options were exercisable at 31 December 2002 and 31 December 2001, respectively.

  Options outstanding at 31 December 2002 were as follows:

	UK share option schemes		US share option schemes
	Number	Period of exercise	Number	Period of exercise
90p per share	123,668	1996-2004	—	—
430p per share	250	1998-2005	—	—
$0.390 - $1.000 per share	43,092	1998-2012	175,783	1998-2012
$1.001 - $2.000 per share	199,099	1997-2012	1,094,650	1997-2012
$2.001 - $4.000 per share	215,995	1997-2012	807,593	1997-2012
$4.001 - $6.000 per share	121,104	1999-2011	630,605	1996-2011
$6.001 - $8.000 per share	31,000	1999-2010	52,000	1999-2010
$8.001 - $10.000 per share	7,000	2001-2010	30,000	2001-2010
$10.001 - $11.250 per share	3,500	2001-2010	50,000	2000-2010

	744,708		2,840,631

  Employee Share Purchase Plan

  In March 1995, the Company's shareholders adopted the 1995 Employee Share Purchase Plan ("the Plan") with 275,000 Ordinary shares reserved for issuance thereunder. In July 1998, the number of shares reserved for issuance was increased to 525,000. In May 1999, the number was further increased to 900,000. The Plan became effective 17 November 1995 and enables employees to purchase Ordinary shares at approximately 85% of fair market value of Ordinary shares at the beginning or end of each six month offering period. The Plan qualifies as an "employee stock purchase plan" under the US Internal Revenue Code. 718,012 Ordinary shares have been issued under the Plan at 31 December 2002 (2001: 609,262).

13    Reconciliation Of Movement In Total Shareholders' Funds

					Total shareholders' funds
	Called up share capital	Share premium account	Profit and account loss	Capital reserve
					2002	2001
	$'000	$'000	$'000	$'000	$'000	$'000
Group
1 January	6,278	57,619	(52,615)	52	11,334	17,189
Shares issued in year	166	1,052	—	—	1,218	5,662
Share issue expenses	—	(20)	—	—	(20)	(509)
Loss for year	—	—	(8,420)	—	(8,420)	(11,008)

31 December	6,444	58,651	(61,035)	52	4,112	11,334

Company
1 January	6,278	57,760	(53,021)	—	11,017	16,817
Shares issued in year	166	1,052	—	—	1,218	5,662
Share issue expenses	—	(20)	—	—	(20)	(509)
Loss for year	—	—	(8,498)	—	(8,498)	(10,593)

31 December	6,444	58,792	(61,519)	—	3,717	11,017

  As permitted by Section 230(1)(b) of the Companies Act 1985, Insignia Solutions plc has not published its separate profit and loss account. The loss arising in the Company in 2002 of $8,498,000 (2001: loss of $10,953,000) is dealt with in the consolidated profit and loss account.

14    Pension Costs

  The Group has a 401(k) plan covering all of its US employees and a defined contribution pension plan covering all its UK employees. Under both these plans, employees may contribute a percentage of their compensation and the Group makes certain matching contributions. Both the employees' and the Groups' contributions are fully vested and nonforfeitable at all times. The assets of both these plans are held separately from those of the Group in independently managed and administered funds. The Group's contributions to these plans aggregated $227,000 in 2002 (2001: $239,000).

  There was no pension contribution accrual or prepayment at December 31, 2002 (2001: £Nil).

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For The Year Ended 31 December 2002

15    Commitments

  Lease Commitments

  The Group has committed to the following annual charges under non-cancellable operating leases:

	Properties		Equipment
	2002	2001	2002	2001
	$'000	$'000	$'000	$'000
Expiring:
Within one year	63	53	37	18
Within two to five years	—	242	32	54
After five years	353	332	—	—

	416	627	69	72

  During 1998, the Company sublet until March 2002 facilities that we previously occupied in the United Kingdom, on substantially the same terms as those applicable to the Company. In January 2002, the Company entered into an agreement with the landlord to terminate the lease on April 13, 2002. In April 2003, the Company, as part of the sale of the JVM business, was released from one of the two remaining U.K. building leases.

  Finance Lease Commitments

  The Group has no finance leases commitments (2001: $Nil).

  Capital Commitments

  There are no material capital commitments (2001: $Nil).

  Line of Credit

  The Company's US Subsidiary, Insignia Solutions, Inc. on March 28, 2002 entered into an accounts receivable financing agreement with Silicon Valley Bank. The financing agreement allowed Insignia US to borrow an amount of up to 80% of eligible receivables not to exceed $1,200,000 with interest at the bank's prime rate plus two percentage points. The agreement expired on March 27, 2003. Borrowing was subject to compliance with certain covenants, including a requirement to maintain specific financial ratios. Borrowings were secured by substantially all of the assets of Insignia US. There were no outstanding borrowings under this credit facility at year-end, and the credit line was cancelled on February 12, 2003.

16    Related Party Transactions

  The Company has taken advantage of the exemption in Financial Reporting Standard No. 8 not to disclose transactions and balances between Group entities that have been eliminated on consolidation.

  Viscount Bearsted, a director of the Company, holds a consultancy contract with the Company, which causes him to be treated as a related party for the amounts received under this contract.

  The amount payable in the year was $Nil (2001—$Nil) and the balances due to him at the beginning and the end of the year were $Nil.

  On February 13, 2001, the Company's subsidiary undertaking, Insignia Solutions, Inc. entered into a promissory note with Richard M. Noling, a director of the Company, whereby Mr. Noling borrowed $150,000. The promissory note was due in three equal installments, on each annual anniversary from the date of the note. The note was amended on January 24, 2002 to extend the first and subsequent installments one year. The first installment was due on February 13, 2003. Mr. Noling's employment as President and Chief Executive Officer of Insiginia was terminated effective February 14, 2003. The Company forgave, effective March 6, 2003 the balance of the loan, $125,363 in lieu of any bonus compensation. Interest accrued on the unpaid principal balance at a rate per annum equal to the prime lending rate of interest as listed in the Wall Street Journal plus 1%. Accrued interest was due and payable monthly in arrears on the last calendar day of each month. In addition, on July 17, 2001, Mr. Noling received an interest free loan of $50,000. The $50,000 loan was repaid in full on September 30, 2001.

17    Loss Per Share

  Basic loss per share is calculated by dividing the loss attributable to Ordinary shareholders by the weighted average number of Ordinary shares in issue during the year.

  The diluted loss per share and basic loss per share are the same, as any dilutive potential Ordinary shares would not increase the net loss per share.

	Loss	Weighted average number of shares	2002 Per share Amount	Loss	Weighted average number of shares	2001 Per share Amount
	$'000	$'000	$	$'000	$'000	$
Loss attributable to shareholders	(8,420)			(11,008)
Basic and diluted EPS	(8,420)	19,937	(0.42)	(11,008)	19,248	(0.57)

18    Financial Risks

  The Group's financial risk and treasury policy is as detailed in the Directors' Report. Short-term debtors and creditors are not discounted, securitised or pledged in any way, and as permitted by FRS 13, they are excluded from the numerical analyses in this note, except for the currency analysis of the Group's financial assets and liabilities.

  (1)
  Interest rate risk

    The Group places its cash primarily in bank accounts and certificates of deposit with high credit quality financial institutions. Interest earned fluctates in line with bank interest rates.

    The Group had no financial liabilities, other than short-term creditors, at either 31 December 2002 or 31 December 2001.

    As at December 31, 2002 and 2001, the Group had a loan with RM Noling (see note 16). Interest accrued on the unpaid principal balance at a rate per annum equal to the prime lending rate of interest as listed in the Wall Street Journal plus 1%. Accrued interest was due and payable monthly in arrears on the last calendar day of each month.

  (2)
  Currency analysis of financial assets and liabilities

    Included in financial assets and liabilities are short-term bank deposits, lease deposits relating to the UK premises. The UK lease deposit is repayable on expiration of the lease in 2013 or after certain profit targets are met for three consecutive years.

	Short term bank deposits	Lease deposit	Short term liabilities	Total 2002	Total 2001
	$'000	$'000	$'000	$'000	$'000
Sterling	57	414	(403)	68	226
Other	3	24	(14)	13	17

	60	438	(417)	81	243

    The Group enters into currency option contracts to hedge the short-term impact of sterling fluctuations against the US dollar. The gains and losses on these contracts are included in the profit and loss account when the related operating revenues and expenses are recognised. At 31 December 2002, there were no currency options outstanding (2001: $Nil outstanding).

  (3)
  Maturity profile of financial liabilities

    The Group had no financial liabilities, other than short-term creditors, at either 31 December 2002 or 31 December 2001.

  (4)
  Fair values of financial assets and liabilities

    The fair value of all Group financial assets and liabilities is considered to be the same as book value.

19    Post Balance Sheet Events

  Sale of Java Virtual Machine Assets

  On February 7, 2003, the Company entered into a $1 million loan agreement with esmertec AG ("esmertec"). The loan was made in two installments of $500,000 each on February 13, 2003 and February 26, 2003. The rate of interest on each loan is at prime plus two percent. Accrued interest is due on the last day of each month. The principal and any outstanding accrued interest is due on or before February 3, 2004.

  On March 5, 2003, the Company entered into several other agreements (the "Agreements") with esmertec including a definitive agreement to sell certain assets relating to our Java Virtual Machine (JVM) line of business in exchange for $3.5 million payable in installments. Payments under the agreement would be $800,000 on April 18, 2003, $800,000 on July 23, 2003, $800,000 on October 15, 2003, $800,000 on January 15, 2004 and $300,000 on April 15, 2004. The assets primarily included the fixed assets, customer agreements and employees related to this operation.

  The transaction to closed in April 2003. Under the terms of the Agreements, esmertec will also become the exclusive master distributor of the JVM technology in exchange for $3.4 million in minimum guaranteed royalties through June 30, 2004 at which time, the JVM technology rights will transfer to esmertec.

  In addition, the Company can earn up to an additional $4.0 million over the next three years based on a percentage of esmertec's future sales of the JVM product. Additionally, the parties have entered into a cooperative agreement to promote Insignia's SSP software product to esmertec's mobile platform customers. The agreement provides for esmertec to manage the existing Insignia JVM customer relationships and license the Insignia and esmertec technologies to sell to the then combined customer base and business partners. esmertec will assume the entire JVM business through a final asset purchase in June 2004.

  As part of the sale of the JVM business, the Company transferred 42 employees to esmertec, of which 31 were development engineers. In addition, as part of the sale, esmertec entered into an agreement with our U.K. building landlord to take over the leasehold property on one of the two buildings leased by Insignia.

INSIGNIA SOLUTIONS plc

Instructions to THE BANK OF NEW YORK, as Depositary
(Must be received prior to the close of business on October 29, 2003)

        The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the number of shares or other Deposited Securities underlying the American Depositary Shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business September 23, 2003, at the Annual General Meeting of the Members of INSIGNIA SOLUTIONS plc to be held in High Wycombe, England, at 10:00 a.m. on Friday, November 5, 2003 in respect of the resolutions specified on the reverse.

NOTE:

  Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolutions. The Depositary shall not vote the amount of shares or other Deposited Securities underlying a Receipt except in accordance with instructions from the Holder of such Receipt.

                      INSIGNIA SOLUTIONS plc
                      P.O.BOX 11209
                      NEW YORK, N.Y.10203-0209

To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

DETACH PROXY CARD HERE

☐	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

ORDINARY BUSINESS		FOR	AGAINST	ABSTAIN
1.

To receive the U.K. statutory accounts of Insignia for the year ended December 31, 2002, together with the Directors' and Auditors' reports thereon. The shareholders of the Company need not vote on this transaction.
2.	To receive and approve the Director's remuneration report.	☐	☐	☐
3.	To elect as a director Mark E. McMillan.	☐	☐	☐
4.	To re-elect as a director Richard M. Noling.	☐	☐	☐
5.	To transact any other ordinary business of Insignia.	☐	☐	☐
SPECIAL BUSINESS
6.
	To appoint MacIntyre Hudson, in the place of the retiring auditors PricewaterhouseCoopers LLP, as the U.K. statutory auditors and independent accountants of the Company, to hold office until the conclusion of the Company's next annual general meeting at which accounts are laid before the Company, and to authorize the Board of Directors of the Company to determine their remuneration.	☐	☐	☐

    The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date	Share Owner sign here	Co-Owner sign here

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VOTING RIGHTS AND SOLICITATION OF PROXIES
REVOCABILITY OF PROXIES
PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS' REPORT AND ACCOUNTS
PROPOSAL 2: DIRECTORS' REMUNERATION REPORT
PROPOSALS 3 AND 4: ELECTION AND RE-ELECTION OF DIRECTORS
PROPOSAL 6: APPOINTMENT OF INDEPENDENT ACCOUNTANTS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2002
Aggregated Option Exercises in 2002 and Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE
COMPANY SHARE PRICE PERFORMANCE
Cumulative Total Return
CERTAIN TRANSACTIONS
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES CONSOLIDATED PROFIT AND LOSS ACCOUNT For The Year Ended 31 December 2001
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES CONSOLIDATED BALANCE SHEET At 31 December 2002
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES COMPANY BALANCE SHEET At 31 December 2002
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES CONSOLIDATED CASH FLOW STATEMENT For The Year Ended 31 December 2002
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT For The Year Ended 31 December 2002
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES NOTES TO THE FINANCIAL STATEMENTS For The Year Ended 31 December 2002
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES NOTES TO THE FINANCIAL STATEMENTS For The Year Ended 31 December 2002